Exhibit 99.1

Mirati Therapeutics Announces Departure of Chief Financial Officer Laurie Stelzer
SAN DIEGO, Calif., August 23, 2023 /PRNewswire/ -- Mirati Therapeutics, Inc.® (NASDAQ: MRTX), a commercial stage biotechnology company, today announced that Laurie Stelzer, Chief Financial Officer, will depart the company on September 8, 2023, to pursue an external opportunity. Aaron Ondrey, senior vice president, financial planning and analysis (FP&A), Mirati Therapeutics, will assume the role of interim CFO. Ms. Stelzer will remain as a consultant to the company through October 2023.
“On behalf of the Board and the Company, we thank Laurie for her leadership and the contributions made during her tenure,” said Charles M. Baum, M.D., Ph.D., interim CEO, president and founder, Mirati Therapeutics.
“It has been a privilege to serve as CFO of Mirati and I am grateful for the opportunity and the experience to work alongside a team committed to positively impacting the lives of patients,” said Laurie Stelzer, chief financial officer, Mirati Therapeutics. “The caliber, commitment and expertise of the Mirati team will continue to inspire me. I look forward to the Company’s future success.”
Mr. Ondrey joined Mirati as senior vice president, FP&A, in July of 2022, bringing over 20 years of experience in financial management, strategic planning, capital allocation and mergers and acquisitions. Previously, he held senior leadership roles at Arena Pharmaceutics, Inc., Alexion Pharmaceuticals, Inc. and Regeneron Pharmaceuticals, Inc.
Mirati recently completed an upsized public offering, further extending the Company’s cash runway ahead of several upcoming milestones.
About Mirati Therapeutics, Inc.
Mirati Therapeutics, Inc. is a commercial stage biotechnology company whose mission is to discover, design and deliver breakthrough therapies to transform the lives of patients with cancer and their loved ones. The company is relentlessly focused on bringing forward therapies that address areas of high unmet need, including lung cancer, and advancing a pipeline of novel therapeutics targeting the genetic and immunological drivers of cancer. Unified for patients, Mirati's vision is to unlock the science behind the promise of a life beyond cancer.
For more information about Mirati, visit us at Mirati.com or follow us on Twitter, LinkedIn and Facebook.
Forward Looking Statements
This press release includes forward-looking statements regarding Mirati's business, financial guidance and the therapeutic and commercial potential of KRAZATI® (adagrasib), MRTX1719 (MTA-cooperative PRMT5 inhibitor), MRTX0902 (SOS1 inhibitor), and MRTX1133 (selective KRASG12D inhibitor), Mirati's technologies and Mirati's other products in development. Any statement describing Mirati's goals, expectations, intentions or beliefs, financial or other projections, is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines.
Mirati's forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Mirati's forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Mirati. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Mirati's programs are described in additional detail in Mirati's annual report on Form 10-K, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission and available at the SEC's Internet site (https://www.sec.gov/). These forward-looking statements are made as of the date of this press release, and Mirati assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.
Mirati Contacts
Investor Relations: ir@mirati.com
Media Relations: media@mirati.com